The registrant is filing this Amendment to add information omitted from the Remuneration table on page 7 of the Original Definitive Proxy Statement, filed on September 16, 1999, concerning Jerry R. Reel.



             REMUNERATION OF EXECUTIVE OFFICERS AND RELATED MATTERS

The following table sets forth information with respect to remuneration paid during the last three fiscal years to the Chief Executive Officer and the other Company Officers whose compensation exceeded $ 100,000.

Name and Principal                          Salary       Bonus       Other Annual Compensation
Position                           Year        ($)         ($)                /1,2($)
--------------                     -----    -------      ------           ----------------
John C. Landon                     1999     275,000       40,000               32,723
CEO, President, Chairman           1998     275,000                            32,723
Of the Board                       1997     160,000      101,863               32,723

Michael P. O'Flaherty              1999     127,286       44,292               10,593
Chief Operating Officer            1998     122,085       36,444               10,593
Secretary                          1997     116,690       21,660               10,593


Jerry R. Reel                      1999     120,652        3,789
Vice President, BIOQUAL,           1998     111,282        3,926
Inc., Subsidiary                   1997     118,614        9,179


Richard P. Bradbury                1999     106,426        4,730
Vice President, BIOQUAL, Inc.,     1998      97,130        8,372
Subsidiary                         1997      99,573        4,000


  David A. Newcomer                1999      88,600       26,292                4,500
  Chief Financial Officer          1998      83,412       19,430                4,500
                                   1997      78,202        6,592                3,750


1/ Other annual compensation for the CEO for the years 1998, 1997, and 1996 represents premiums for a $1,000,000 Split Dollar Life Insurance Policy.
2/ Other annual compensation for the Chief Operating Officer and Chief Financial Officer for the years 1999, 1998 and 1997 represents premiums for a $250,000 Split Dollar Life Insurance Policy.